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                                                                    EXHIBIT 10.2

                                    ADDENDUM

                                     TO THE

                              AMENDED AND RESTATED

                                   LICENCE AND

                               TECHNOLOGY TRANSFER

                                    AGREEMENT

                                 BY AND BETWEEN

                              EVERGREEN SOLAR, INC.

                                       AND

                                   EVERQ GMBH

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1. E and EverQ hereby assign all of EverQ's rights and obligations arising from the Amended and Restated License & Technology Agreement by and between Evergreen Solar, Inc. and EverQ GmbH dated 29 September 2006 ("E License Agreement") with the approval of Q-Cells and REC as a whole to any person named by Deutsche Bank AG continuing EverQ's business by means of acquisition of the shares in EverQ or substantially all of its assets (the assignee hereafter referred to as the "Purchaser"). The aforementioned assignment is effective only under the occurrence of the following condition precedent ("Condition Precedent"): that any and all conditions for the utilization of securities included in the loan agreement on a consortional loan of EUR 142,000,000.00 by and between EverQ, Deutsche Bank AG Filiale Deutschlandgeschaft and other parties and any of its securities related subcontracts have been met.

2. Purchaser shall not have the right under E License Agreement to make more than 90 MW of Licensed Products per year.

3. Notwithstanding anything contained herein or in the E License Agreement to the contrary, Intellectual Property Rights and Technology licensed to each Purchaser and E under the E License Agreement shall not include any Intellectual Property Rights or Technology developed after effectiveness of the Condition Precedent. Additionally, the Article 3 of the E Licence Agreement shall terminate upon effectiveness of the Condition Precedent, and Purchaser shall have no rights under such Article.

4. Following assignment under the provisions of this Agreement, Evergreen may terminate this Agreement and the E License Agreement at any time by notice in the event that Purchaser fails to comply with any material provision of this Agreement or the E License Agreement and, in the case of a breach which is capable of remedy, fails to remedy such breach within forty-five (45) days of notification of such breach. Any rights of extraordinary termination remain unaffected.

SIGNED BY:


EverQ GmbH /s/ Rainer Mohr /s/ Gottfried Marhan              Date: 4/30/07
           -----------------------------------------------         -------------

Evergreen Solar Inc. /s/ Michael El-Hillow                   Date: 4/30/07
                     -------------------------------------         -------------

Deutsche Bank /s/ Mark Malzer  /s/ Frank Elix                Date: 4/30/07
              --------------------------------------------         -------------


WE HEREBY DECLARE APPROVAL OF THE AFOREMENTIONED AGREEMENT:


Q-Cells AG /s/ Thomas Schmidt /s/ Hartmut Schuning           Date: 4/30/07
           -----------------------------------------------         -------------

Renewable Energy Corporation ASA /s/ Erik Thorsen
                                 /s/ Bjorn Brenna            Date: 4/30/07
                                 -------------------------         -------------


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